UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2018

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851-1056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On May 3, 2018, Xerox Corporation (the “Company”) announced that the settlement agreement (the “Settlement Agreement”) that the Company entered into on May 1, 2018 in connection with, among other things, the following matters: (A) Deason v. Fujifilm, et al., Index No. 650675/18 and (B) Deason v. Xerox Corp, et al., Index No. 650988/18, has expired by its terms.

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Company’s press release in connection with the expiration of the Settlement Agreement.

The information contained in Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Item 8.01. Other Events.

On May 1, 2018, the Company entered into the Settlement Agreement. At 8 P.M. on May 3, 2018, the Settlement Agreement expired by its terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated May 3, 2018 of Xerox Corporation, announcing the expiration of the Settlement Agreement.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 3, 2018 of Xerox Corporation, announcing the expiration of the Settlement Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX CORPORATION

	By:	/s/ Douglas H. Marshall
Name: Douglas H. Marshall
Title: Assistant Secretary

Date: May 4, 2018